Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-57664, 333-120169 and 333-134783, and Form S-3 No. 333-139964) of Third Wave Technologies, Inc. and in the related prospectuses of our report dated March 4, 2005, with respect to the consolidated financial statements and schedule of Third Wave Technologies, Inc., for the year ended December 31, 2004, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

Milwaukee, Wisconsin	ERNST & YOUNG LLP
March 12, 2007